EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to Registration Statement (Form S-3 No. 333-120917) and related Prospectus of Health Care REIT, Inc. for the registration of $831,794,619 of debt securities, common stock, preferred stock, depositary shares, warrants and units and to the incorporation by reference therein of our report dated March 11, 2005 (except for Note 15 as to which the date is May 11, 2005) with respect to the consolidated financial statements and schedules of Health Care REIT, Inc., included in its Current Report on Form 8-K dated May 13, 2005, and our report dated March 11, 2005 with respect to Health Care REIT, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Health Care REIT, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Toledo, Ohio May 18, 2005	/s/ ERNST & YOUNG LLP